UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Rd., Suite 400 San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2022, as part of its virtual R&D Day, Atreca, Inc. (the “Company”) announced its entry into an Option and License Agreement (the “Option and License Agreement”), dated April 4, 2022, by and between the Company and Zymeworks Inc., a corporation organized and existing under the laws of British Columbia (“Zymeworks”). Pursuant to the Option and License Agreement, the Company received from Zymeworks a non-exclusive, non-transferable, sublicensable, worldwide, royalty-free license under certain of Zymeworks’ patents and know-how (the “Zymeworks Intellectual Property”) to perform preclinical research and development of antibody drug conjugates comprising antibodies owned or otherwise controlled by the Company conjugated to certain of Zymeworks’ proprietary ZymeLinkTM auristatin- or hemiasterlin-based linker-cytotoxins (each such antibody drug conjugate, an “ADC,” and such license, the “Research License”).

Zymeworks has also granted the Company an exclusive option (the “Commercial Option”) to obtain an exclusive, transferable, sublicensable license for up to three (3) collaboration programs under the Zymeworks Intellectual Property to research, develop, manufacture and commercialize certain ADCs worldwide for therapeutic, prophylactic and diagnostic uses for all human and non-human indications, including all oncology indications. Each collaboration program involves the Company’s research and development directed to ADCs incorporating one (1) lead antibody sequence and up to two (2) backup antibody sequences nominated by the Company (each ADC comprising antibodies incorporating a lead sequence or backup sequence and arising from a collaboration program with respect to which the Company exercises the Commercial Option, a “Licensed Product”). If the Company exercises the Commercial Option, then the Company will have the exclusive right to develop, manufacture and commercialize Licensed Products worldwide and, with respect to each collaboration program, the Company will be required to use commercially reasonable efforts to develop and commercialize at least one Licensed Product and the Company will pay to Zymeworks an option exercise fee, and lump sum payments upon the achievement of certain development and regulatory milestones and commercial milestones. In addition, with respect to each Licensed Product, the Company will pay tiered royalties on net sales of Licensed Products at single-digit royalty rates.

Unless earlier terminated or extended under certain circumstances, the term of the Research License and the Commercial Option shall be two years from the effective date, with the Company having an option upon payment of a fee to Zymeworks to extend the term for an additional year (the “Research Program Term”). Unless earlier terminated, the term of the Option and License Agreement will continue on a Licensed Product-by-Licensed Product basis until the expiration of the Company’s royalty obligations for such Licensed Product. Notwithstanding the foregoing, if the Company does not nominate an antibody sequence to be the lead antibody sequence for any collaboration program during the Research Program Term, then the term of the Option and License Agreement will expire on the expiration of the Research Program Term.

The Option and License Agreement may be terminated by the Company, in its entirety or on a collaboration program-by-collaboration program basis, for convenience upon a certain number of days’ prior written notice to Zymeworks. The Option and License Agreement may be terminated by Zymeworks upon a certain number of days’ notice to the Company if the Company or certain related parties take certain actions to challenge Zymeworks’ patent rights and certain other conditions are not met. The Option and License Agreement may be terminated by either party upon a material breach by the other party (subject to prior written notice and a cure period) or upon certain insolvency events, including bankruptcy proceedings. The Option and License Agreement includes standard and customary provisions regarding, among other things, compliance with laws and regulations, confidentiality, intellectual property, representations and warranties, liability, indemnification, and insurance.

The foregoing description of the material terms of the Option and License Agreement is qualified in its entirety by reference to the full text of the Option and License Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, to be filed with the Securities and Exchange Commission (the “SEC”). Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company intends to redact from the filed copy of the Option and License Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Item 8.01	Other Events.

Additionally, on April 5, 2022, as part of its virtual R&D Day, the Company provided an update on its preclinical pipeline in oncology. In particular, the Company announced its next clinical candidate, ATRC-301. ATRC-301 is an ADC that selectively targets a novel, membrane-proximal epitope on erythropoietin-producing hepatocellular receptor A2 (“EphA2”). EphA2 is a validated and potentially high value target that is widely expressed across several types of cancer, with 12 tumor types displaying prevalence of the target epitope of 50% or greater in human tumor samples evaluated. ATRC-301 has demonstrated potent, dose-dependent in vivo tumor regression in mice with no significant toxicity signals yet observed in rats after single doses of up to and including 30mg/kg. The Company has initiated Investigational New Drug-enabling studies, including a non-human primate toxicology study for which data are expected in the second half of 2022, and the Company anticipates submitting an Investigational New Drug (“IND”) application for ATRC-301 in the second half of 2023. The Company also has a lead stage CD3-engager targeting EphA2 in development. The Company also announced that it is targeting one new IND application a year beginning with ATRC-301 in the second half of 2023.

Forward-Looking Statements

This report contains forward-looking statements regarding our strategy and future plans, including statements regarding our plans for utilizing Zymeworks patents and know-how in connection with the Option and License Agreement, , the development of ATRC-301 and our preclinical and clinical plans, specifically, plans to present results of IND-enabling studies for ATRC-301 in the second half of 2022 and our ability to submit an IND application for ATRC-301 in the second half of 2023, including the timing thereof, the safety and potential efficacy of our clinical candidates, including ATRC-301, our ability to identify potentially valuable therapeutic antibodies through our discovery platform and collaborations with third-parties, the productivity and expansion of our pipeline of oncology programs, our ability to continue to develop new clinical candidates for IND applications and our ability to submit one such application per year, plans to present new information on our EphA2 program and other pipeline assets, the results of our clinical trials and studies and other developing data, plans regarding the evaluation of clinical data, timing regarding data read-outs, our ability to obtain sufficient clinical enrollment, reports of clinical enrollment updates, and our ability to fund current operations and develop and commercialize our current or potential future product candidates. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “will,” “may,” “potential,” “target,” “demonstrate,” “expect,” “anticipate” and similar words, although some forward-looking statements are expressed differently. Our actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials, regulatory submissions, and other matters that are described in our most recent Annual Report on Form 10-K filed with the SEC and available on the SECs website at www.sec.gov, including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update any forward-looking statement in this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: April 5, 2022	By:	/s/ Courtney J. Phillips
Courtney J. Phillips
General Counsel and Corporate Secretary